Exhibit 23.1

Yu and Associates CPA Corporation (member of GC Alliance Group)
Certified Public Accountants, Management Consultants

Director, Consultant:	Manager:	Member:	Registered:
K.K. Yu MBA., CPA.	Aswin Indradjaja	American Institute of CPAs	Public Company Accounting
Frank T. Murphy CPA.	Debbie Wang MBA.	California Society of CPAs	Oversight Board
	Ava Yim CPA.	Center For Audit Quality
Roy Yun CPA.

CONSENT OF INDEPENDENT ACCOUNTANTS

                    We hereby consent to the use, in the registration statement on Form S-1 of Lightscape Technologies Inc. to be filed with the Securities and Exchange Commission on or about July 21, 2008, of our report dated June 11, 2008 on our audit of the consolidated financial statements of Lightscape Technologies Inc. and subsidiaries for the years ended March 31, 2008 and 2007.

                    We also consent to the use of our name and the reference to us under the “Experts” section of the registration statement.

/s/ Yu and Associates CPA Corporation

Arcadia, California
July 21, 2008